Conformed Version

Exhibit 10.28

DATED 14 SEPTEMBER 2004

WYNN GROUP ASIA, INC.

WYNN RESORTS INTERNATIONAL, LTD.

WYNN RESORTS (MACAU) HOLDINGS, LTD.

WYNN RESORTS (MACAU), LIMITED

as Guarantors

and

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Security Agent

WYNN PLEDGORS’ GUARANTEE

THIS GUARANTEE is made on 14 September 2004

BY

(1)	WYNN GROUP ASIA, INC., a company incorporated under the laws of Nevada (registered number C14057-2002) whose registered office is at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109), WYNN RESORTS INTERNATIONAL, LTD., a company incorporated under the laws of the Isle of Man (registered number 105649C) whose registered office is at First Floor, Millennium House, Victoria Road, Douglas, Isle of Man, British Isles, 1M2 4RW, Isle of Man, British Isles, WYNN RESORTS (MACAU) HOLDINGS, LTD. a company incorporated under the laws of the Isle of Man (registered number 105650C) whose registered office is at First Floor, Millennium House, Victoria Road, Douglas, Isle of Man, British Isles, 1M2 4RW, and WYNN RESORTS (MACAU), LIMITED, a company incorporated under the laws of Hong Kong SAR (registered number 795431) whose registered office is at 2503 Bank of America Tower, 12 Harcourt Road, Central, Hong Kong (together the “Guarantors” and each a “Guarantor”); in favour of

(2)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH, with its principal office at 42/F Edinburgh Tower, 15 Queen’s Road Central, Hong Kong, as agent and security trustee for and on behalf of the Secured Parties (the “Security Agent”).

NOW THIS GUARANTEE WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Guarantee, unless otherwise defined herein, all terms defined or referred to in the Deed of Appointment and Priority or, if not defined or referred to in the Deed of Appointment and Priority, the Common Terms Agreement, shall bear the same meaning when used in this Guarantee and, in addition:

“AT Exchange Agreement” means the Exchange Agreement dated 1 September 2004 between Kwan Yan Ming, L’Arc de Triomphe Limited, Wynn Resorts International, Ltd. and Wynn Resorts, Limited.

“AT Release and Discharge” means the Release and Discharge entered or to be entered into between L’Arc de Triomphe Limited, Wynn Holdings, Wynn Resorts International, Ltd. and Kwan Yan Ming.

“Collateral Rights” means all the rights, powers and remedies of the Security Agent provided by this Guarantee or by law.

“CW Exchange Agreement” means the Exchange Agreement dated 1 September 2004 between Kwan Yan Ming, Classic Wave Limited, Wynn Resorts International, Ltd. and Wynn Resorts, Limited.

“CW Release and Discharge” means the Release and Discharge entered or to be entered into between Classic Wave Limited, Wynn Holdings, Wynn Resorts International, Ltd. and Kwan Yan Ming.

“Deed of Appointment and Priority” means the deed of appointment and priority dated 14 September 2004 and made between, among others, the Company, Société Générale Asia Limited as intercreditor agent, the Security Agent as security agent, the institutions defined therein as Original First Ranking Lenders, Second Ranking Finance Party and Third Ranking Finance Party, as amended, varied, novated and/or supplemented from time to time.

“Exchange Agreements” means the AT Exchange Agreement, the CW Exchange Agreement, the SKKG Exchange Agreement and the WCS Exchange Agreement.

“Memorandum of Understanding” means the Memorandum of Understanding dated 28 August 2004 between SKKG Limited, S.H.W. & Co. Limited, Wynn Holdings, Wynn Resorts International, Ltd., Wynn Resorts, Limited, Kwan Yan Chi, Li Tai Foon and Wong Chi Seng.

“Option Agreement” has the meaning given in the Company Share Pledge.

“Releases” means the SKKG Release and Discharge, the AT Release and Discharge, the CW Release and Discharge and the WCS Release and Discharge.

“Shareholders Agreement” has the meaning given in the Company Share Pledge.

“SKKG Exchange Agreement” means the Exchange Agreement dated 1 September 2004 between Wong Chi Seng, SKKG Limited, Wynn Resorts International, Ltd. and Wynn Resorts, Limited.

“SKKG Release and Discharge” means the Release and Discharge entered or to be entered into between SKKG Limited, Wynn Holdings, Wynn Resorts International, Ltd. and Wong Chi Seng.

“Substantial Shareholder” has the meaning given in the Wynn Resorts Support Agreement.

“WCS Exchange Agreement” means the Exchange Agreement dated 28 August 2004 between Wong Chi Seng, S.H.W. & Co. Limited, Wynn Resorts International, Ltd. and Wynn Resorts, Limited.

“WCS Release and Discharge “ means the Release and Discharge entered or to be entered into between S.H.W. & Co. Limited, Wynn Holdings, Wynn Resorts International, Ltd. and Wong Chi Seng.

“WRIL Exchange Documents” means the Exchange Agreements, the Memorandum of Understanding, the Option Agreement, the Shareholders Agreement, the Releases and all other documents incidental to the foregoing.

“WRMHL Exchange Documents” means the Memorandum of Understanding, the Releases and all other documents incidental to the foregoing.

1.2	Interpretation

In this Guarantee:

1.2.1	the principles of construction and interpretation contained or referred to in Clause 1.2 (Construction) of the Deed of Appointment and Priority shall apply to the construction and interpretation of this Guarantee; and

1.2.2	any reference to any or all of the Grantors or any or all of the Secured Parties shall be construed so as to include its or their (and any subsequent) successors and any permitted assignees and transferees in accordance with their respective interests.

1.3	Third party rights

1.3.1	The Contracts (Rights of Third Parties) Act 1999 applies to Clause 1.4 (Non-Recourse Liability) but only for the benefit of the Operatives subject always to the terms of Clause 16 (Governing Law) and Clause 17 (Jurisdiction).

1.3.2	Except as provided in sub-paragraph 1.3.1 above, a Person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Guarantee.

1.3.3 Subject	to Clause 24.2 (Amendment to other Security Documents) of the Deed of Appointment and Priority, the consent of any Person who is not a party to this Guarantee is not required to rescind or vary this Guarantee.

1.4	Non-Recourse Liability

Notwithstanding any provision in the Finance Documents to the contrary, no Operative shall be personally liable for payments due hereunder or under any of the Finance Documents or for the performance of any obligation hereunder or thereunder, save, in relation to any Operative, pursuant to any Finance Document to which such Operative is party. The sole recourse of the Secured Parties for satisfaction of any of the obligations of any of the Obligors hereunder and under the other Finance Documents shall be against the Obligors, and not against any assets or property of any Operative save to the extent such Operative is party to a Finance Document and is expressed to be liable for such obligation thereunder. In the case of Mr Wong Chi Seng, his liability shall be limited to his shares in the Company.

2.	GUARANTEE AND INDEMNITY

2.1	Guarantee and indemnity

In consideration of each of the Secured Parties entering into transactions contemplated by the Finance Documents to which it is a party, each Guarantor irrevocably and unconditionally jointly and severally:

2.1.1	guarantees to the Security Agent (as agent and security trustee for the Secured Parties) punctual performance by the Company of all of the Secured Obligations;

2.1.2

undertakes with the Security Agent (as agent and security trustee for the Secured Parties) that whenever the Company does not pay any amount when due under or in connection with any Finance Document, such Guarantor shall immediately on demand by the Security Agent pay that amount as if it was the principal obligor; and

2.1.3	indemnifies each Secured Party immediately on demand by the Security Agent against any cost, loss or liability suffered by that Secured Party if any obligation guaranteed by it is or becomes void, voidable, unenforceable, invalid, illegal or ineffective for any reason whatsoever. The amount of the cost, loss or liability shall be equal to the amount which that Secured Party would otherwise have been entitled to recover, provided that:

(a)	each Guarantor’s liability under this Guarantee shall not exceed the liability of the Company under the Finance Documents (other than this Guarantee) and each Guarantor shall be entitled to avail itself of all limitations of liability available to the Company under the Finance Documents (other than this Guarantee); and

(b)	no demand may be made by the Security Agent before the third Business Day after failure of the Company to make a payment due to the relevant Secured Party(ies) on such due date therefor (excluding any applicable grace period under the relevant Finance Document).

2.2	Reinstatement

If any payment by the Company or any discharge given by a Secured Party (whether in respect of the obligations of any Grantor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

2.2.1	the liability of each Guarantor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

2.2.2	each Secured Party shall be entitled to recover the value or amount of that security or payment from each Guarantor, as if the payment, discharge, avoidance or reduction had not occurred.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Matters represented

Each of the Guarantors makes to each Secured Party the representations and warranties set out in Schedule 4 (Representations and warranties) of the Common Terms Agreement insofar as they expressly relate to such Guarantor, in each case, as a Wynn Obligor or, to any of their respective assets, operations, businesses, prospects or other circumstances as at each of the dates specified in Clause 3.2 (Timing).

3.2	Timing

Unless otherwise specified therein, each of the representations and warranties referred to in Clause 3.1 (Matters represented) is made by each of the Guarantors, on the Signing Date and at the CP Satisfaction Date and is deemed to be repeated by each of the

Guarantors on each subsequent Advance Date with reference to the facts and circumstances then existing.

4.	GENERAL UNDERTAKINGS

4.1	Each of the Guarantors undertakes to:

4.1.1	comply with the requirements of all such provisions of the Concession Contract as may relate to it (including without limitation obligations relating to the transfer of shares, notifications relating to shares and the maintaining of proper qualifications under Article 26 of the Concession Contract and notifications under Article 23 of the Concession Contract) and, to the extent it becomes aware of any such failure or circumstance, notify the Security Agent of any failure or any circumstance which may cause a failure by any Substantial Shareholder to maintain proper qualifications under Article 26 of the Concession Contract except to the extent notification of such failure or circumstance has been given to the Security Agent or the Intercreditor Agent by any other Grantor;

4.1.2	perform (or refrain from performing) all such acts or things that the Company is expressly obliged under the Common Terms Agreement to cause such Guarantor to perform or refrain from performing;

4.1.3	promptly give notice to the Security Agent of the occurrence of any Default as soon as it becomes aware of the same except to the extent notification of such occurrence has been given to the Security Agent or the Intercreditor Agent by any other Grantor; and

4.1.4	not carry on any business other than:

(a)	in the case of Wynn Group Asia, Inc., holding shares in Wynn Resorts International, Ltd., contributing and maintaining the Securities Account in accordance with the Securities Account Control Agreement, borrowing an amount up to the Subordinated Funding from Wynn Resorts or its Affiliates, making Subordinated Funding and Shareholder Loans, borrowing of money for the purpose of making Shareholder Loans, receiving capital contributions for the purpose of making Shareholder Loans, entering into the Senior Finance Documents as a Wynn Obligor and entering into all agreements that are necessary or desirable for the purpose of (i) maintaining its corporate status (including without limitation agreements for the appointment of lawyers and auditors) and (ii) complying with its obligations under the Finance Documents (including without limitation the appointment of process agents);

(b)

in the case of Wynn Resorts International, Ltd., holding shares in Wynn Resorts (Macau) Holdings, Ltd. and the Company, making Shareholder Loans, borrowing of money for the purpose of making Shareholder Loans, receiving capital contributions for the purpose of making Shareholder Loans, entering into the WRIL Exchange Documents, entering into the

Senior Finance Documents as a Wynn Obligor and entering into all agreements that are necessary or desirable for the purpose of (i) maintaining its corporate status (including without limitation agreements for the appointment of lawyers and auditors) and (ii) complying with its obligations under the Finance Documents (including without limitation the appointment of process agents);

(c)	in the case of Wynn Resorts (Macau) Holdings, Ltd, holding shares in Wynn Resorts (Macau), Limited, making Shareholder Loans, borrowing of money for the purpose of making Shareholder Loans, receiving capital contributions for the purpose of making Shareholder Loans, entering into the WRMHL Exchange Documents, entering into the Senior Finance Documents as a Wynn Obligor and entering into all agreements that are necessary or desirable for the purpose of (i) maintaining its corporate status (including without limitation agreements for the appointment of lawyers and auditors) and (ii) complying with its obligations under the Finance Documents (including without limitation the appointment of process agents); and

(d)	in the case of Wynn Resorts (Macau), Limited, holding shares in the Company, making Shareholder Loans, borrowing of money for the purpose of making Shareholder Loans, receiving capital contributions for the purpose of making Shareholder Loans, entering into the Shareholders Agreement, entering into the Senior Finance Documents as a Wynn Obligor and entering into all agreements that are necessary or desirable for the purpose of (i) maintaining its corporate status (including without limitation agreements for the appointment of lawyers and auditors) and (ii) complying with its obligations under the Finance Documents (including without limitation the appointment of process agents).

4.2	The undertakings in this Clause 4 shall remain in force from the Signing Date until the Secured Obligations have been discharged in full.

5.	APPLICATION OF MONEYS

5.1	All payments to be made by any Guarantor hereunder shall be paid to the Security Agent and all moneys received or recovered by the Security Agent pursuant to this Guarantee or the powers conferred by it shall (subject to (a) the claims of any Person having prior rights thereto and (b) Clause 5.2) be applied by the Security Agent (notwithstanding any purported appropriation by any Guarantor or any other Grantor) in accordance with Clause 15 (Application of Proceeds) of the Deed of Appointment and Priority.

5.2

Notwithstanding any other provision of the Finance Documents, the Security Agent may, at any time after the delivery of an Enforcement Notice to the Guarantors, pay any or all of the moneys received, recovered or realised by the Security Agent under this Guarantee (including without limitation the proceeds of any conversion of currency) into any suspense or impersonal account (which is interest-bearing provided that there is no tax liability on the Security Agent with respect to any interest in such account) for so long as the Security Agent shall think fit (whether or not any Secured Obligations shall have become due) pending any further application of such moneys (as the Security Agent shall be entitled, but not obliged, to do in its discretion) in accordance with the provisions of Clause 5.1. If the Secured Obligations have been fully discharged or would be fully discharged if the moneys in such suspense or impersonal account were applied towards satisfaction of the Secured Obligations, the Security Agent shall apply the moneys in such suspense or impersonal account towards satisfaction of the Secured Obligations and if there are any moneys remaining in such suspense or impersonal account after the Secured Obligations have been fully discharged, the Security Agent shall pay such remaining moneys to any Person as directed by the Company. Any interest accrued on any moneys in such suspense or impersonal account shall be credited to such suspense or, as the case may be, impersonal account and shall, subject to the terms of this Clause 5.2, be applied towards satisfaction of the Secured Obligations.

6.	GUARANTORS’ OBLIGATIONS

The obligations of the Guarantors hereunder and the Collateral Rights shall not be discharged, impaired or otherwise affected by:

(a)	any winding-up, dissolution, re-organisation, bankruptcy, death or insolvency of, or any change in, the Company or any other Person;

(b)	any of the Secured Obligations being at any time illegal, invalid, unenforceable or ineffective;

(c)	any unenforceability or invalidity of any other agreement or document;

(d)	any time or other indulgence being granted to the Company or any other Person in respect of any of the Secured Obligations;

(e)	any amendment, variation, waiver or release of any of the Secured Obligations except for a release or discharge in accordance with Clause 16.20 of the Deed of Appointment and Priority;

(f)	any variation of the terms upon which the Security Agent holds the guarantee constituted hereby;

(g)	any failure to take or failure to realise the value of any other collateral in respect of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral; or

(h)	any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect any or all of the obligations of any Guarantor or the Collateral Rights hereunder.

7.	EFFECTIVENESS

7.1	The guarantee created by or pursuant to this Guarantee and the Collateral Rights shall be cumulative, in addition to and independent of every other guarantee or security which the Security Agent or any Secured Party may at any time hold for the Secured Obligations or any other obligations or any rights, powers and remedies provided by law.

7.2	The obligations of each of the Guarantors under or pursuant to this Guarantee shall remain in full force and effect as continuing obligations unless and until discharged by the Security Agent and shall not cease by reason of any partial payment of any of the Secured Obligations. Notwithstanding the foregoing, if the obligations of any Guarantor under this Guarantee cease to be continuing for any reason, the liability of such Guarantor at the date of such cessation shall remain, regardless of any subsequent increase or reduction in the Secured Obligations.

7.3	No failure on the part of the Security Agent to exercise, or any delay on its part in exercising, any Collateral Right shall operate as a waiver of that Collateral Right, nor shall any single or partial exercise of any Collateral Right preclude any further or other exercise of that or any other Collateral Right.

7.4	The Security Agent shall not be obliged, before exercising any Collateral Right as against any Guarantor (a) to make any demand of the Company, any other Grantor or any other Person (other than as set forth in Clause 2.1(b) hereof in relation to such Guarantor), (b) to take any action or obtain judgment in any court against such Guarantor, the Company, any other Grantor or any other Person, (c) to make or file any proof or claim in a liquidation, bankruptcy or insolvency of such Guarantor, the Company, any other Grantor or any other Person or (d) to enforce or seek to enforce any security in respect of all or any of the Secured Obligations.

7.5	Until the security constituted hereby is released by the Security Agent as contemplated by Clause 16.20 of the Deed of Appointment and Priority, none of the Guarantors shall exercise any right which it may at any time have, by reason of the performance of its obligations under this Guarantee, to be indemnified by any Grantor or to receive any collateral from any Grantor or to claim any contribution from any other Person of any Grantor’s obligations under all or any of the Finance Documents or to take the benefit (in whole or in part and whether by subrogation or otherwise) of any rights of all or any of the Secured Parties under all or any of the Finance Documents or of any other security taken pursuant to, or in connection with, all or any of the Finance Documents by all or any of the Secured Parties.

7.6	Until the satisfaction of the requirements set out in Clause 16.20 of the Deed of Appointment and Priority in respect of the release of security, any settlement or discharge hereunder shall be conditional upon no security or payment to the Security Agent by or on behalf of any Guarantor and/or any other Grantor being avoided or reduced by virtue of any Guarantor’s or any other Grantor’s bankruptcy, insolvency, liquidation or similar laws of general application and shall in those circumstances be void.

8.	PAYMENTS AND INTEREST

8.1	Save as otherwise provided herein, the provisions in Clause 11 (Tax Gross Up And Indemnities) and Clause 26 (Payment Mechanics) of the Common Terms Agreement shall apply to payments to be made under this Guarantee.

8.2	If the Security Agent makes a demand under this Guarantee, each Guarantor shall pay on each sum demanded interest on such sum (before and after any judgment and to the extent that interest at a default rate is not otherwise being paid on such sum by any other Guarantor or other Wynn Obligor under any Finance Document) from the date on which such Guarantor is liable to pay such sum until the date of payment calculated on a daily basis at the rate determined in accordance with the provisions of Clause 19.5 (Interest on demands) of the Deed of Appointment and Priority provided that to the extent that default interest shall have accrued on such sum and been paid in accordance with the terms of the other First Ranking Finance Documents, interest shall not be payable on such sum under this Clause 8.2.

9.	CURRENCY CONVERSION AND INDEMNITY

9.1	Currency Conversion

For the purpose of or pending the discharge of any or all of the Secured Obligations, the Security Agent may convert any moneys received, recovered or realised or subject to application by the Security Agent pursuant to this Guarantee from the currency of such moneys to another for such purpose and any such conversion shall be made at the Security Agent’s spot rate of exchange for the time being (or such other rate as may be available to the Security Agent from time to time in the ordinary course of business) for obtaining such other currency with the first currency and the Secured Obligations shall be discharged only to the extent of the net proceeds of such conversion received by the Security Agent.

9.2	Currency Indemnity

If any sum (a “Sum”) due from any Guarantor under this Guarantee or any order or judgment given or made in relation thereto has to be converted from the currency (the “First Currency”) in which such Sum is payable into another currency (the “Second Currency”) for the purpose of:

9.2.1	making or filing a claim or proof against such Guarantor; or

9.2.2	obtaining or enforcing an order or judgment in any court or other tribunal,

such Guarantor shall (through the Security Agent) indemnify each Person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange at which such Person may in the ordinary course of business purchase the First Currency with the Second Currency at the time of receipt of such Sum.

10.	SET-OFF

Each of the Guarantors authorises the Security Agent (but the Security Agent shall not be obliged to exercise such right) from time to time to, after the delivery of an Enforcement Notice to such Guarantor, set off against any or all of the sums due and payable but unpaid by and/or any or all of the obligations of such Guarantor to the Security Agent under this Guarantee any amount or other obligation (contingent or otherwise) owing by the Security Agent to such Guarantor and apply any credit balance to which such Guarantor is entitled on any account with the Security Agent in discharge of such sums payable by and/or such obligations of such Guarantor (notwithstanding any specified maturity of any deposit standing to the credit of any such account).

11.	NOTICES

11.1	Any communication to be made under or in connection with this Guarantee shall be made in writing but, unless otherwise stated, may be made by fax or letter.

11.2	The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Guarantee is identified with its signature below, or any substitute address, fax number or department or officer as the party may notify to the other parties by not less than 10 Business Days’ notice.

11.3	Any communication or document made or delivered by one Person to another under or in connection with this Guarantee shall only be effective:

11.3.1	if delivered personally or by overnight courier, when left at the relevant address;

11.3.2	if by way of fax, when received in legible form; or

11.3.3	if by way of letter, when it has been left at the relevant address or 10 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 11.2, if addressed to that department or officer.

11.4	Any communication or document to be made or delivered to the Security Agent shall be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below (or any substitute department or officer as the Security Agent shall specify for this purpose).

12.	JOINT GUARANTORS

12.1	The liability of each Guarantor under this Guarantee shall be joint and several and every agreement and undertaking contained in this Guarantee shall be construed accordingly.

12.2	The liability of any Guarantor under this Guarantee to the Security Agent shall not be discharged or affected in any way (a) by reason of the invalidity, voidability or unenforceability as regards any other Guarantor or any other security or (b) by any Secured Party’s releasing, discharging, compounding with or varying the liability under this Guarantee of, or making any other arrangement with, any other Guarantor.

12.3	Any demand or notice served (or deemed to have been served) on one Guarantor shall be regarded as effectively served on each other Guarantor provided that the Company is also provided with a copy of such demand or notice.

13.	EXPENSES AND LIABILITY

13.1	Expenses

The Guarantors shall jointly and severally, from time to time on demand of the Security Agent, reimburse the Security Agent for:

13.1.1	at any time prior to the delivery of an Enforcement Notice to any Guarantor, all reasonable costs and expenses (including legal fees); or

13.1.2	at any time upon or after the delivery of an Enforcement Notice to any Guarantor, all costs and expenses (including legal fees)

on a full indemnity basis incurred by it in connection with the exercise, preservation and/or enforcement of any of the Collateral Rights or the transaction contemplated by this Guarantee or any proceedings instituted by or against the Security Agent as a consequence of taking or holding the security or of enforcing the Collateral Rights, and shall carry interest from the date following 15 days after the date of such demand until so reimbursed at the rate and on the basis as mentioned in Clause 8.2.

13.2	Indemnity

The Guarantors shall jointly and severally, notwithstanding any release or discharge of all or any part of the security, indemnify the Security Agent, its agents and attorneys against any action, proceeding, claims, losses, liabilities and costs which it has sustained as a consequence of any breach by any of the Guarantors of the provisions of this Guarantee or the exercise of any of the rights and powers conferred on them by this Guarantee (other than any loss or cost which arises as a consequence of any gross negligence or wilful misconduct on the part of the Security Agent) provided that such costs shall be reasonable prior to the delivery of an Enforcement Notice to any Guarantor. None of the Guarantors is liable to indemnify the Security Agent against any costs referred to in this Clause 13.2 to the extent that such costs have been paid by the Guarantors to the Security Agent under Clause 13.1 (Expenses).

13.3	No Liability

The Security Agent shall not be liable by reason of taking any action permitted by this Guarantee except in the case of gross negligence or wilful default upon its part.

14.	CHANGES TO PARTIES

14.1	None of the Guarantors may assign or transfer any or all of its rights (if any) and/or obligations under this Guarantee.

14.2	The Security Agent may:

14.2.1	assign all or any of its rights under this Guarantee; and

14.2.2	transfer all or any of its obligations (if any) under this Guarantee,

to any successor Security Agent in accordance with the provisions of the Deed of Appointment and Priority. Upon such assignment and transfer taking effect, the successor Security Agent shall be and be deemed to be acting as agent and security trustee for the Secured Parties for the purposes of this Guarantee and in place of the former Security Agent.

14.3	Subject to the relevant provisions of the Finance Documents, each Secured Party may assign all or any of its rights under this Guarantee (whether direct or indirect) in accordance with the provisions of the Finance Documents. It is acknowledged that none of the Finance Parties has or shall have any obligation under this Guarantee.

14.4	Each Guarantor irrevocably and unconditionally confirms that:

(a)	it consents to any assignment or transfer by any Secured Party of its rights and/or obligations made in accordance with the provisions of the Finance Documents;

(b)	it shall continue to be bound by the terms of this Guarantee, notwithstanding any such assignment or transfer; and

(c)	the assignee or transferee of such Secured Party shall acquire an interest in this Guarantee upon such assignment or transfer taking effect.

15.	PARTIAL INVALIDITY

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guarantee nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the guarantee intended to be created by or pursuant to this Guarantee is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the guarantee.

16.	GOVERNING LAW

This Guarantee and all matters arising from or connected with it are governed by English law.

17.	JURISDICTION

17.1	Jurisdiction of English courts

17.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee (including a dispute regarding the existence, validity or termination of this Guarantee or the consequences of its nullity) (a “Dispute”).

17.1.2	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly they shall not argue to the contrary.

17.1.3	This Clause 17.1.3 is for the benefit of the Secured Parties only. As a result, no Secured Parties shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law and the Finance Documents, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

17.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each of the Guarantors:

17.2.1	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Guarantee; and

17.2.2	agrees that failure by a process agent to notify such Guarantor of the process shall not invalidate the proceedings concerned.

18.	EXERCISE OF RIGHTS

Notwithstanding anything in Clause 17.1.3 to the contrary, the Secured Parties will only exercise their rights under this Guarantee through the Security Agent unless and until the appointment of the Security Agent ceases and no successor Security Agent is appointed under Clause 17.1 (Resignation of Security Agent) of the Deed of Appointment and Priority.

19.	COUNTERPART

This Guarantee may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

IN WITNESS WHEREOF this Guarantee has been signed on behalf of the Security Agent and executed as a deed by each of the Guarantors and is intended to be and is hereby delivered by the Guarantors as a deed on the date specified above.

SIGNATURES

The Guarantors

Executed as a deed by	)
WYNN GROUP ASIA, INC.	)
acting by Matthew Maddox	)	Matt Maddox
under the board resolution	)
of 10 September 2004)

Address:	3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
USA

Telephone:	(1) 702-770-2111

Fax:	(1) 702-770-1520

Attention:	General Counsel

Executed as a deed by	)
WYNN RESORTS INTERNATIONAL, LTD.	)
acting by Matt Maddox	)
its duly authorised attorney	)	Matt Maddox
under a power of attorney dated 10 September 2004)
)
in the presence of: Eva Lo	)

Name of Witness:	Eva Lo

Address of Witness:	29/F Jardine House
Central
Hong Kong

Address:	First Floor
Millennium House
Victoria Road
Douglas
Isle of Man 1M2 4RW

Telephone:	(44) 1624-616669

Fax:	(44) 1624-616667

Attention:	The Company Secretary

With a copy to:

Wynn Resorts, Limited

Address:	3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
USA

Telephone:	(1) 702-770-2111

Fax:	(1) 702-770-1520

Attention:	General Counsel

Executed as a deed by	)
WYNN RESORTS (MACAU) HOLDINGS, LTD.	)
acting by Matt Maddox	)
its duly authorised attorney	)	Matt Maddox
under a power of attorney dated 10 September 2004)
)
in the presence of: Eva Lo	)

Name of Witness:	Eva Lo

Address of Witness:	29/F Jardine House
Central
Hong Kong

Address:	First Floor
Millennium House
Victoria Road
Douglas
Isle of Man 1M2 4RW

Telephone:	(44) 1624-616669

Fax:	(44) 1624-616667

Attention:	The Company Secretary

With a copy to:

Wynn Resorts, Limited

Address:	3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
USA

Telephone:	(1) 702-770-2111

Fax:	(1) 702-770-1520

Attention:	General Counsel

The common seal of	)
WYNN RESORTS (MACAU), LIMITED	)
was affixed to this Guarantee	)	Common Seal
in the presence of:	)

Matt Maddox

Address:	2503 Bank of America Tower
12 Harcourt Road
Central
Hong Kong

Telephone:	(852) 2525-2141

Fax:	(852) 2810-4196

Attention:	General Counsel

With a copy to:

Wynn Resorts, Limited

Address:	3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
USA

Telephone:	(1) 702-770-2111

Fax:	(1) 702-770-1520

Attention:	General Counsel

The Security Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

By:	David Gore Sun Peng Lui

Address:	42/F Edinburgh Tower,
15 Queen’s Road Central,
Hong Kong

Telephone:	(852) 2166-5671/(852) 2166-5430/(852) 2166-5665

Fax:	(852) 2804-6215

Attention:	Sunny Lui/ Raymond Fung/ Sara Wong
Risk & Agency